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                                                                     Exhibit 5.1


                   [Letterhead of McDermott Will & Emery LLP]


                                         November 24, 2004

The Jean Coutu Group (PJC) Inc.
530 Beriault Street
Longueuil, Quebec, Canada J4G1S8
(450) 646-9760


       Re: REGISTRATION STATEMENT ON FORM F-10, S-4 AND F-4 RELATING TO $350,000,000 OF 7 5/8% SENIOR NOTES DUE 2012 AND $850,000,000 OF
              8 1/2% SENIOR SUBORDINATED NOTES DUE 2014 OF THE JEAN COUTU GROUP (PJC) INC.

Ladies and Gentlemen:

       We have acted as special counsel to The Jean Coutu Group (PJC) Inc., a corporation incorporated under the laws of the province of Quebec, Canada (the "COMPANY"), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of a Registration Statement on Form F-10, S-4 and F-4 (the "REGISTRATION STATEMENT") relating to the proposed exchange by the Company of $350,000,000 aggregate principal amount of its 7 5/8% Senior Notes due 2012 (the "EXCHANGE SENIOR NOTES") and $850,000,000 aggregate principal amount of its 8 1/2% Senior Subordinated Notes due 2014 (the "EXCHANGE SENIOR SUBORDINATED NOTES", and together with the Exchange Senior Notes, the "EXCHANGE NOTES"), which are to be registered under the Securities Act, for a like amount of the Company's current outstanding, $350,000,000 aggregate principal amount of its 7 5/8% Senior Notes due 2012 (the "OUTSTANDING SENIOR NOTES") and $850,000,000 aggregate principal amount of its 8 1/2% Senior Subordinated Notes due 2014 (the "OUTSTANDING SENIOR SUBORDINATED Notes", and together with the Outstanding Senior Notes, the "OUTSTANDING NOTES"). The Exchange Notes will be guaranteed as to the payment of principal and interest thereon (such guarantees, together, the "SUBSIDIARY GUARANTEES" and collectively, with the Exchange Notes, the "SECURITIES") by each of the entities listed on SCHEDULE A (the "U.S. SUBSIDIARIES"), SCHEDULE B (the "U.S. SPECIAL SUBSIDIARIES") and SCHEDULE C (the "CANADIAN SUBSIDIARIES", and collectively, with the U.S. Subsidiaries and U.S. Special Subsidiaries, the "SUBSIDIARIES") hereto. The Exchange Senior Notes and the related Subsidiary Guarantees will be issued pursuant to the Indenture, dated as of July 30, 2004 (the "SENIOR INDENTURE"), among the Company, the Subsidiaries and The Bank of New York (the "SENIOR TRUSTEE"), and the Exchange Senior Subordinated Notes and the related Subsidiary Guarantees will be issued pursuant to the Indenture, dated as of July 30, 2004 (the "SENIOR SUBORDINATED INDENTURE", and together with the Senior Indenture, the "INDENTURE"),

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among the Company, the Subsidiaries and Wells Fargo Bank, N.A. (the "SENIOR
SUBORDINATED TRUSTEE", and together with the Senior Trustee, the "TRUSTEE").

       In connection with rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, the Registration Statement, the Indenture, the form of Exchange Notes and such other corporate and other records, documents, certificates, instruments and other papers as we have deemed necessary to examine for the purpose of this opinion.

       In our examination, we have assumed the genuineness of all signatures (including endorsements), the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations and certificates of the Company and the Subsidiaries and their respective officers and other representatives and of public officials and others.

       In making our examination of documents executed by parties other than the U.S. Subsidiaries, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations under such documents and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties (other than to the extent governed by the laws of the State of New York and subject to any of the opinions below) of such documents and, other than with respect to the Company and the Subsidiaries, the validity and binding effect thereof.

       The opinions set forth herein are (with your consent) subject to the following assumptions and qualifications:

            (a) We have assumed that the execution and delivery, and the performance of all obligations under the Indentures, by the Company and the Subsidiaries, as applicable, of any of its obligations under the Indentures does not and will not conflict with, contravene, violate or constitute a default under (i) any lease, indenture, instrument or other agreement to which the Company or any Subsidiary or any properties thereof, (ii) any rule, law or regulation to which the Company or any Subsidiary is subject (other than the Applicable Laws as to which we express our opinion below) or (iii) any judicial or administrative order or decree of any governmental authority;

            (b) We have assumed that no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body is required to authorize or is required in connection with the execution, delivery or performance by the Company or any Subsidiary of the Indenture or the Registration Statement;

            (c) We express no opinion as to the effect on the opinions herein stated of (i) the compliance or non-compliance of any party to the Indentures with any state, federal or other laws or regulations applicable thereto or
(ii) the legal or regulatory status or the nature of the business of any party to the Indentures;

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            (d) In rendering our opinions express below, we express no opinion as to the applicability or effect of any preference or similar law on the Indenture or any transaction contemplated thereby; and

            (e) We have assumed that (i) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence and (ii) there are no oral or written modifications of or amendments to the Indenture or the Exchange Notes and there have been no waivers, terminations or releases of any of the provisions of the Indenture or the Exchange Notes by actions or conduct of the parties thereto or otherwise.

       We are admitted to the Bar in the State of New York, the State of Florida and the Commonwealth of Massachusetts. We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of New York (other than "blue sky" laws, as to which we express no opinion), (ii) the Massachusetts Business Corporation Act (Chapter 156D), (iii) the General Corporation Law of the State of Delaware, (iv) the Florida Business Corporation Act and (v) the federal laws of the United States of America to the extent specifically referred to herein (collectively, the "APPLICABLE LAWS").


                  Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

       1. Assuming the due authorization, execution and delivery of the Exchange Notes by the Company under Canadian federal, Nova Scotia, Ontario and Quebec laws, when authenticated by the Trustee in accordance with the Indenture and delivered in exchange for the Outstanding Notes pursuant to the exchange offer described in the Registration Statement, the Exchange Notes (to the extent that the execution and delivery thereof are governed by the laws of the State of New
York) will be duly executed and delivered by the Company and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

       2. Assuming the due authorization, execution and delivery of the Exchange Notes by the Company under Canadian federal, Nova Scotia, Ontario and Quebec laws, when such Exchange Notes are authenticated by the Trustee in accordance with the Indenture and delivered in exchange for the Outstanding Notes pursuant to the exchange offer described in the Registration Statement, the Subsidiary Guarantees (to the extent that the execution and delivery thereof are governed by the laws of the State of New York) by the U.S. Subsidiaries will constitute valid and binding obligations of the U.S. Subsidiaries, enforceable against the U.S. Subsidiaries in accordance with their terms.

       3. Assuming (a) the due authorization, execution and delivery of the Exchange Notes by the Company under Canadian federal, Nova Scotia, Ontario and Quebec laws, when such Exchange Notes are authenticated by the Trustee in accordance with the Indenture and delivered in exchange for the Outstanding Notes pursuant to the exchange offer described in the Registration Statement and (b) the due authorization, execution and delivery of the Subsidiary Guarantees under Canadian federal, Nova Scotia, Ontario and Quebec laws, the Subsidiary Guarantees (to the extent that the execution and delivery thereof are governed by the laws of the State of New York) by the Canadian Subsidiaries will constitute valid and binding obligations of the Subsidiaries, enforceable against the Canadian Subsidiaries in accordance with their terms.

       4. Assuming (a) the due authorization, execution and delivery of the Exchange Notes by the Company under Canadian federal, Nova Scotia, Ontario and Quebec laws, when such Exchange Notes are authenticated by the Trustee in accordance with the Indenture and delivered in exchange for the Outstanding Notes pursuant to the exchange offer described in the Registration Statement and (b) the due execution and delivery of the Subsidiary Guarantees under the laws of the respective state of incorporation or formation, the Subsidiary Guarantees (to the extent that the execution and delivery thereof are governed by the laws of the State of New York) by the U.S. Special Subsidiaries will constitute valid and binding obligations of the U.S. Special Subsidiaries, enforceable against the U.S. Special Subsidiaries in accordance with their terms.

       In addition to any assumptions, qualifications and other matters set forth elsewhere herein, the opinions herein are subject to the following qualifications:

       (A) Our opinions expressed above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

       (B) Our opinions expressed above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness and good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

       (C) We call your attention to the following matters as to which we express no opinion:

       (1) the agreement of any party in any agreement relating to indemnification or contribution;

       (2) fraudulent transfer laws and principles of equitable subordination;

       (3) the agreement of any party in any agreement to establish evidentiary standards;

       (4) the enforceability of the provisions of any agreement to the extent that (a) they state that provisions of such agreement may only be waived in writing, (b) they state that the provisions of such agreement are severable, (c) they purport to consent to the entry of a default judgment against any the Company or any Subsidiary, or (d) they purport to provide that, in the event the Company or any Subsidiary revokes its guarantee under the Exchange Notes, the Company or such Subsidiary would nevertheless remain liable with respect to obligations under the Exchange Notes arising thereafter, regardless of whether such obligations arose pursuant to a binding commitment under the Exchange Notes entered into prior to the date of revocation;

       (5) the enforceability under certain circumstances of provisions to the effect that (a) the rights or remedies of any party to any agreement are not exclusive, (b) rights or remedies may be exercised without notice,
       (c) every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, (d) election of a particular remedy or remedies does not preclude recourse to one or more remedies, and (e) failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such rights or remedies;

       (6) the ordinances and statutes, the administrative decisions and orders and the rules and regulations of any municipality, county or special district or other political subdivision of any state; and

       (7) the applicability to the obligations of any guarantor or surety (or any person or entity deemed to be a guarantor or surety) under any of the agreements (or the enforceability of any such obligations) of Section 548 of the United States Bankruptcy Code, or provisions of applicable state law relating to fraudulent conveyances or transfers of obligations or the making of dividends or other distributions.


       Whenever a statement is qualified by "TO OUR KNOWLEDGE" or a similar phrase, it refers to the current actual knowledge of solely those particular McDermott Will & Emery LLP attorneys who have given substantive attention to the Indenture and the Registration Statement and the preparation and negotiation thereof. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the accuracy of such statements and no inference as to our knowledge concerning such statement should be drawn from the fact of our representation of the Company or Subsidiaries in this matter or in other matters in which such attorneys are not involved.

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       We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our Firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons who consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

       This opinion letter is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly so stated. This opinion letter is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts which may hereafter come to our attention or any changes in law which may hereafter occur.

                                         Respectfully submitted,

                                         (signed) McDermott Will & Emery LLP

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                                   SCHEDULE A


                                U.S. SUBSIDIARIES
                                -----------------

Brooks Pharmacy, Inc.
Eckerd Corporation
Eckerd Fleet, Inc
EDC Licensing, Inc.
Genovese Drug Stores, Inc.
JCG Holdings (USA), Inc.
Jean Coutu Group Holdings (USA), LLC
Maxi Drug North, Inc.
Maxi Drug South, L.P.
Maxi Drug, Inc.
P.J.C. Distribution, Inc.
P.J.C. Realty Co., Inc.
PJC Arlington Realty LLC
PJC Dorchester Realty LLC
PJC Essex Realty LLC
PJC Haverhill Realty LLC
PJC Hyde Park Realty LLC
PJC Lease Holdings, Inc.
PJC Manchester Realty LLC
PJC Mansfield Realty LLC
PJC New London Realty LLC
PJC Norwich Realty LLC
PJC of Massachusetts, Inc.
PJC Peterborough Realty LLC
PJC Providence Realty LLC
PJC Realty MA, Inc.
PJC Realty N.E. LLC
PJC Revere Realty LLC
PJC Special Realty Holdings, Inc.
The Jean Coutu Group (PJC) USA, Inc.
Thrift Drug Inc.
Thrift Drug Services, Inc.


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                                   SCHEDULE B


                            U.S. SPECIAL SUBSIDIARIES
                            -------------------------

EDC Drug Stores, Inc.
Maxi Green Inc.
MC Woonsocket, Inc.
PJC of Cranston, Inc.
PJC of East Providence, Inc.
PJC of Rhode Island, Inc.
PJC of West Warwick, Inc.
PJC of Vermont Inc.


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                                   SCHEDULE C


                              CANADIAN SUBSIDIARIES
                              ---------------------

3090671 Nova Scotia Company
3090672 Nova Scotia Company
Paterson's Pharmacies Ltd.
RX Information Centre Ltd.
Services Securivol Inc.